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                                                                      Exhibit 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-83438, Form S-8 No. 333-55723 and Form S-8 No. 333-54244)
pertaining to the 1994 Stock Incentive Plan of Maxwell Shoe Company Inc. of our report dated December 19, 2000 with respect to the consolidated financial statements of Maxwell Shoe Company Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2000.



                                             ERNST & YOUNG LLP

Boston, Massachusetts
January 23, 2001